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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) MARCH 11, 2005

                             MIV THERAPEUTICS, INC.
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             (Exact name of registrant as specified in its charter)

           NEVADA                   000-30453                       n/a
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(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)             Identification No.)



         1-8765 ASH STREET, VANCOUVER, B.C., CANADA               V6P-6T3
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          (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (604) 301-9545

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 11, 2005, MIV Therapeutics entered into a Letter of Engagement with Casimir Capital LP ("Casimir") under which, Casimir shall receive a placement fee equal to ten percent (10%) of the aggregate gross proceeds in each closing of the sale of securities in a private placement financing for which Casimir will act as Placement Agent.

Also as compensation under the Letter of Engagement, the Company shall sell to Casimir or its designees, for nominal consideration, warrants to purchase the number of shares of Common Stock of the Company equal to fifteen percent (15%) of the shares of Common Stock underlying the warrants sold to investors in the private placement.

The warrants sold to Casimir shall be exercisable until five years after their date of issue and shall have an exercise price equal to the exercise price of the warrants sold in the private placement. The warrants sold to Casimir will have a term of five (5) years and an exercise price of $0.25 per share and each warrant will entitle the holder to purchase one share of the Company's common stock. The warrants shall be exercisable for cash or in a cashless exercise for their entire term.

The private offering will be conducted through a bridge debenture financing. Warrants will be issued in connection to the bridge financing, together with a series of convertible senior debentures. The warrants that will be sold to investors will have a term of five (5) years and an exercise price of $0.25 per share and each warrant will entitle the holder to purchase one share of the Company's common stock. The warrants will be tied to the amount invested in the Debentures (up to One Million Dollars), and have fifty percent (50%) warrant coverage, which will allow for the purchase of up to 2,000,000 shares of the Common Stock of the Company.

The Debentures will become due and payable in one installment upon the earlier of 180 days from the date of closing of the offering (or a series of related offerings in the Company that have an aggregate value of $500,000, if earlier.) Up to $1,000,000 in Debentures will be offered and they will be convertible at $0.25 per share of common stock, to allow for the purchase of up to 4,000,000 shares of the Common Stock of the Company.

The Letter of Engagement is attached as an exhibit to this Form.

ITEM 8.01.  OTHER EVENTS

MIV Therapeutics Inc. announced on March 11, 2005, that it has executed a letter of intent to acquire Sahajanand Medical Technologies, one of the world's largest manufacturers of advanced coronary stents.

Sahajanand Medical Technologies (SMT), based in Surat, India, a leader in the use of high-precision laser technology, and is a maker of state-of-the-art drug-eluting and non-drug-eluting stents. Established in 1997, SMT is the largest privately-held producer of coronary drug eluting stents outside of North America, with its stents sold in more than 33 countries and over 25,000 implants.

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The companies believe they will enter into a definitive agreement by mid-April, pending the successful completion of
routine required auditing procedures.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

10.1     Letter of Engagement with Casimir Capital LP

99.1     MIV Therapeutics, Inc. Press Release Dated March 11, 2005






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   MIV Therapeutics, Inc.
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                                                      (Registrant)

           March 15, 2005                 By: /s/ Patrick McGowan
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                Date                      Name:  Patrick McGowan
                                          Title: Chief Financial Officer

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